As filed with the Securities and Exchange Commission on May 5, 2000
                                                Registration No. 333-______


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                               PRT GROUP INC.
           (Exact name of Registrant as specified in its charter)


       Delaware                     7331                    13-3914972
(State or other jurisdiction  (Primary Standard          (I.R.S. Employer
     of incorporation         Industrial Classification  Identification Number)
     or organization)             Code Number)


                             80 Lamberton Road
                         Windsor, Connecticut 06095
                               (860) 687-2200
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          Richard Rosenfeld, Esq.
                       Secretary and General Counsel
                               PRT Group Inc.
                             80 Lamberton Road
                         Windsor, Connecticut 06095
                               (860) 687-2200
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                                  Copy to:
                            Mark N. Kaplan, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522
                               (212) 735-3000



         Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                                     CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
      TITLE OF SHARES                 AMOUNT TO BE         AGGREGATE PRICE         AGGREGATE           REGISTRATION
      TO BE REGISTERED                REGISTERED(2)          PER UNIT(3)       OFFERING PRICE(3)          FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share(1)                         12,151,778 shares       $1.3125             $15,949,209.00           $4211
=====================================================================================================================

(1) 4,151,778 shares issuable upon exercise of warrants to purchase common stock expiring on April 14, 2005 and 8,000,000 shares issuable upon conversion of Series A Senior Participating Convertible Preferred Stock.
(2) In accordance with Rule 416 under the Securities Act of 1933, common stock registered hereby also includes such indeterminate number of shares as may be distributable from time to time pursuant to anti-dilution provisions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the closing price for the Company's common stock Nasdaq National Market on May 3, 2000 of $1.3125 per share.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED MAY 5, 2000

                           [LOGO] PRT GROUP INC.

                              12,151,77 SHARES

                                COMMON STOCK


         This prospectus relates to the public offering of 12,151,778 shares of our common stock, 8,000,000 of which are issuable upon conversion of an equal number of presently outstanding shares of our Series A Senior Participating Convertible Preferred Stock and 4,151,778 of which are issuable upon exercise of presently outstanding warrants, in each case subject to adjustment under certain circumstances.

         The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. PRT Group Inc. will not receive any of the proceeds from the sale of shares by the selling stockholders.

         PRT Group Inc.'s common stock is traded in the Nasdaq National Market under the symbol "PRTG." The last reported sale price of the common stock on the Nasdaq National Market on May 3, 2000 was $1.3125 per share.


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is May 5, 2000.





         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THE DATE.



                             TABLE OF CONTENTS

                                                                       PAGE

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS........................1
USE OF PROCEEDS.........................................................2
DILUTION................................................................2
PLAN OF DISTRIBUTION....................................................2
SELLING STOCKHOLDERS....................................................4
WHERE YOU CAN FIND MORE INFORMATION.....................................4
INCORPORATION BY REFERENCE..............................................5
LEGAL MATTERS...........................................................5
EXPERTS.................................................................5



              INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this section and elsewhere in this prospectus, the words "anticipate," "believe," "expect," and similar expressions as they relate to us or our management are intended to identify those forward-looking statements. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Factors that could cause or contribute to differences include, without limitation, those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K Annual Report for the year ended December 31, 1999, incorporated by reference in this prospectus.

                                  SUMMARY

General. PRT Group Inc. was incorporated under the laws of the state of Delaware in 1996. We were first incorporated as PRT Corp. of America, a New York corporation, in 1989. We maintain our principal executive offices at 80 Lamberton Road, Windsor, Conn. 06095. Our telephone number is (860) 687-2200.

         We are an information technology, or IT, solutions integrator. We create complete, flexible IT solutions that meet or exceed our clients' evolving business needs. From IT architecture and design through implementation and ongoing support, we focus on long-term customer relationships and evolutionary IT services. We have more than 360 employees and 70 subcontractors in Solution Centers in Windsor, Connecticut, and Barbados, West Indies; and in client-site operations throughout the Northeastern and Mid-Atlantic United States.

         We introduced two new strategic lines of business in 1999. The new lines of business capitalize on the capabilities and competencies of our team. The first -- eBusiness eNablement -- helps established companies and commerce-oriented dot-com companies enter the Net economy at Internet speed, prepared to execute large-scale transactions. The second -- IT Solutions Outsourcing -- enables clients to turn over to us management of an IT project, function or department -- improving efficiency and maximizing results. These two lines of business, in combination with IT Staffing, form our service portfolio.

         Our solution centers in Windsor, Connecticut, and Barbados, West Indies, provide centralized and comprehensive IT services that combine skilled IT professionals, proven quality processes and knowledge management systems. The centers, each more than 50,000 square feet in size, have parallel technology infrastructures, organizational units and human resource practices that enable us to shift projects and personnel to meet client requirements and maximize staff productivity.

         Our Balanced Quality System(TM) meets industry standards while reflecting the realities of the client's business priorities. The system is a dynamic approach that draws on four sources for setting and meeting quality goals for each solution component: rigorous quality principles based on the Software Engineering Institute's Capability Maturity Model; iRAD, our own interactive rapid application development process; project management; and the business value of the function as stated by the client.

         To provide quality measurement and control, we keep our quality assurance teams independent from project management teams. We also maintain a proprietary, Lotus Notes-based Knowledge Asset Database(TM) with best-practice methods, tool sets and work products that are available to all project teams.

IT Staffing. This business line accounted for roughly 62% of our revenues in the year ended December 31, 1999. Our IT Staffing service delivers individual or team staffing for a full spectrum of IT application development and maintenance services, from legacy systems and client server to Internet and network solutions. We offer specific industry expertise in the insurance, finance, pharmaceutical and high-tech sectors.

         We built our reputation on the capabilities of our experienced project managers, skilled in the use of our Balanced Quality System and Knowledge Asset Database(TM). Other frequently filled positions include business analysts, architectural designers, application and tools programmers, database designers and programmers, usability engineers, testers, technical writers and help desk support.

         Our professionals have a wide range of skills, including state-of-the-art Internet languages and protocols, operating systems, technologies, databases, applications, tools and security, as well as legacy skills. To keep skills sharp, we provide computer-based and classroom training for employees and subcontractors.

eBusiness eNablement. Introduced in August 1999, this business line accounted for 9% of our revenues in the year ended December 31, 1999. Through eBusiness eNablement, we ensure the rapid development of focused, flexible solutions that meet or exceed our clients' business goals. Our solutions allow for easy implementation of new applications, integration with existing platforms, and communication and interaction with the client's supply chain and customers.

         We begin each e-business project with WebStarter(TM). WebStarter(TM) explores the client's current situation and e-business goals and creates a clear picture of the scope of the project, how work will proceed and how much the solution will cost -- both to develop and operate. WebStarter(TM) results include: concept design, the proposed architectural model, a high-level use case model, an iteration schedule, a quality overview, high-risk sequence diagrams, a risk assessment, a detailed project plan as well as a budget. After WebStarter(TM) is complete, a project team and client move into iRAD -- our iterative process for rapid application development. The project team focuses on the most complex, high-risk functional components of the solution first. Team members construct, implement and test the first set of components. As they add components, they revisit each previous set to ensure compatibility and functionality. The overall development process includes three phases: (1) Elaborate -- define, design, (2) Build -- model and build, and (3) Deliver -- improve, test, deploy and document.

         Our iRAD process gives clients several major benefits, including clear, accurate information up-front about schedules and costs. It also provides clients with early validation and less risk because the most complex components are built first. Clients also benefit from flexible, scalable solutions which are built to industry standards.

         After development is complete, we offer technical operations support to manage and maintain the solution.

IT Solutions Outsourcing. Launched in August 1999, this business line accounted for roughly 29% of our revenues in the year ended December 31, 1999. IT Solutions Outsourcing gives clients access to expert technical support without the expense and administrative burden of maintaining facilities, technology or adding full-time personnel. IT Solutions Outsourcing services include application development and maintenance, networking, call centers and help desks, systems management and Internet communications. We can manage an outsourced project in the customer's facility or in one of our Solution Centers. Our IT Solutions Outsourcing Services encompass: (1) Resources -- the acquisition, deployment, and uses of people, facilities, technology, equipment, support functions and supplies, (2) Integration -- the linking of business processes, including the development of interfaces, with related processes and applications, and
(3) Performance -- shared commitments for setting, measuring and achieving optimal service.


                              USE OF PROCEEDS

         All of the shares of our common stock being sold by means of this prospectus are being sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock.


                                  DILUTION

         None of the shares offered hereby are being sold by us. Therefore, there will be no dilution in the net tangible book value per share as a result of the sale of the shares offered hereby.


                            PLAN OF DISTRIBUTION

         On April 17, 2000, we issued 8,000,000 shares of our Series A Senior Participating Convertible Preferred Stock, referred to in this prospectus as the preferred stock, for $8,000,000. We also issued warrants to the preferred stock investors to purchase 4,000,000 shares of our common stock at an initial exercise price of $1.00 per share subject to adjustment, as defined. We issued to our financial advisor in that transaction warrants to purchase an additional 151,778 shares of our common stock at an initial exercise price of $1.20 per share subject to adjustment, as defined. The preferred stock is convertible, subject to adjustment, as defined, into common stock on a one for one basis at any time and is redeemable after April 14, 2005 at the option of the holder at its liquidation value plus accrued and unpaid dividends. Each warrant is exercisable for one share of common stock prior to April 14, 2005 at the option of the holder.

         The purchase agreement pursuant to which we sold the preferred stock and the warrants contained a registration rights provision, requiring us to file a shelf registration statement on Form S-3 to register sales of the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants.

         We are registering all of the shares being registered pursuant to the registration statement of which this prospectus forms a part on behalf of the holders of the preferred stock and the warrants. We will receive no proceeds from this offering. The selling stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (collectively, the "selling stockholders") may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         o    an underwritten offering;

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of such exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o    in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

         The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer those shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act in connection with the sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be 'underwriters' within the meaning of
Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is presently no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling stockholders, although the selling stockholders may engage an underwriter for the sale and distribution of shares in the future.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain sates the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. That supplement will disclose:

         o the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter if any;

         o    the number of shares involved;

         o    the price at which such shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) or underwriter if any did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o    other facts material to the transaction.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.


                            SELLING STOCKHOLDERS


                                                 NUMBER OF SHARES            NUMBER OF SHARES
                                                   BENEFICIALLY               REGISTERED FOR
                       NAME                          OWNED (1)               SALE HEREBY (2)
-----------------------------------------------------------------------------------------------

The Travelers Indemnity Company                       632,450                   5,625,000

Tudor-BVI Global Portfolio Ltd.                       394,750                   2,914,154

Tudor Arbitrage Partners LP                           121,590                     895,101

The Raptor Global Portfolio Ltd.                      245,960                   1,815,745

EFG Eurofinancial Investment Company                     0                        750,000

Carter Capital Corporation                               0                        151,778

(1)      Excludes the shares issuable upon conversion of Series A Senior
         Participating Convertible Preferred Stock and exercise of warrants being registered for sale pursuant to the registration statement of which this prospectus forms a part.

(2) We are registering for sale only those shares issuable upon conversion of Series A Senior Participating Convertible Preferred
         Stock and exercise of warrants referred to in (1) above.


                    WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, consequently, are required to file periodic reports and other information with the SEC. Such information can be inspected without charge at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Suite 1400, Northwest, Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site (http://www.sec.gov) that contains all information we file electronically with the SEC.


                         INCORPORATION BY REFERENCE

         This prospectus is part of a registration statement (Registration
No. 333-    ) we filed with the SEC. The SEC permits us to incorporate by reference: the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below filed by us with the SEC. We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering.

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         o The description of our common stock contained in the Registration Statement on Form 8-A filed by us to register our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purposes of updating that description.

         If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to: Richard Rosenfeld, Esq., General Counsel, PRT Group Inc., 7 Skyline Drive, Hawthorne, NY 10532.


                               LEGAL MATTERS

         The validity of the securities offered under this registration statement will be passed upon for us by our Secretary and General Counsel, Richard Rosenfeld, Esq.


                                  EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on form 10-K for the year ended December 31, 1999 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of the offering are estimated to be as follows:

         Securities and Exchange Commission Registration Fee........$4211
         Legal fees and expenses..................................$15,000
         Accounting fees and expenses..............................$3,000
         Miscellaneous...............................................$289
                                                                  -------
         TOTAL....................................................$22,500
                                                                 ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         PRT Group Inc., or PRT, is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to he made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may also indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

         PRT Amended and Restated Certificate of Incorporation and By-Laws contain provisions requiring indemnification of its officers and directors to the fullest extent authorized or permitted by law, provided, however, that, except for proceedings to enforce rights to indemnification, PRT is not obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by PRT Board of Directors.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. PRT Amended and Restated Certificate of Incorporation and By-Laws contain provisions mandating such payment.

         The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, PRT Amended and Restated Certificate of Incorporation and PRT By-Laws are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. In addition, Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. PRT By-Laws contain a similar authorization. PRT maintains an insurance policy under which directors and officers are insured, within the limits and subject to the limitation of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.

         Section 102(b) (7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for improper payment of dividends, stock purchases or redemptions of shares or (iv) for any transaction from which the director derives an improper personal benefit. PRT Amended and Restated Certificate of Incorporation provides that no director of PRT shall be personally liable to PRT or any of its stockholders for breach of a fiduciary duty as a director, except to the extent that such exemption from liability is not permitted under the DGCL.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information with respect to the securities of PRT issued or sold by PRT within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act") and issued under the exemption from registration provided by Section 4(2) of the Securities Act. Except as set forth below, all sales were to sophisticated accredited investors. Except as set forth below, no underwriters were involved in any of the sales and no underwriting discounts or commissions were accrued or paid.

8,000,000 shares of our Series A Senior Participating Convertible Preferred Stock and 4,000,000 warrants to purchase our common stock sold to two of our existing shareholders on April 17, 2000 for aggregate proceeds of $8,000,000, to be used as general working capital. We issued an additional 151,778 warrants to out financial advisor in the above transaction.

ITEM 16. EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION

5 Opinion of Richard Rosenfeld, Esq., Secretary and General Counsel of the Registrant.

23.1          Consent of Ernst & Young LLP.

23.2 Consent of Richard Rosenfeld, Esq., Secretary and General Counsel of the Registrant (contained in Exhibit 5 hereto).

24.1          Powers of Attorney (included in signature page).

ITEM 17.  UNDERTAKINGS

         We hereby undertake:

         (1)(a) To file, during any period in which offers or sales are being make, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the provisions described in Item 15 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (c)  We hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (d) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on this 5th day of May, 2000.

                                            PRT Group Inc.


                                            By  /s/ Dan S. Woodward
                                                -------------------
                                            Name:  Dan S. Woodward
                                            Title: Director, President and
                                                     Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan S. Woodward and Richard Rosenfeld, Esq., or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                              Title                           Date
----                              -----                           ----

/s/ Dan S. Woodward               Director, President and         May 5, 2000
-------------------               Chief Executive Officer
Dan S. Woodward


/s/  Rocco Mitarotonda            Chief Financial Officer         May 5, 2000
----------------------            (principal financial and
Rocco Mitarotonda                 accounting officer)


/s/ Esther Dyson                  Director                        May 5, 2000
----------------
Esther Dyson


/s/ Michael Enthoven              Director                        May 5, 2000
--------------------
Michael Enthoven


/s/ Craig D. Goldman              Director                        May 5, 2000
--------------------
Craig D. Goldman


/s/ Robert P. Forlenza            Director                        May 5, 2000
----------------------
Robert P. Forlenza


/s/ Isaac Shapiro                 Director                        May 5, 2000
-----------------
Isaac Shapiro


/s/ Irwin J. Sitkin               Director                        May 5, 2000
-------------------
Irwin J. Sitkin


/s/ Jack L. Rivkin                Director                        May 5, 2000
------------------
Jack L. Rivkin


/s/ Ronald E. Weinberg            Director                        May 5, 2000
----------------------
   Ronald E. Weinberg


s/ Douglas K. Mellinger           Director                        May 5, 2000
-----------------------
Douglas K. Mellinger



                               EXHIBIT INDEX



EXHIBIT NUMBER        DESCRIPTION

  5 Opinion of Richard Rosenfeld, Esq., Secretary and General Counsel of the Registrant.

23.1                  Consent of Ernst & Young  LLP.

23.2 Consent of Richard Rosenfeld, Esq., Secretary and General Counsel of the Registrant (contained in
                      Exhibit 5 hereto).

24.1                  Powers of Attorney (included in signature page).